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                                                                  Exhibit 23.1


                   EXHIBIT 23.1 TO ANNUAL REPORT ON FORM 10-K
                   FOR THE FISCAL YEAR ENDED DECEMBER 30, 2000
                         BY D.I.Y. HOME WAREHOUSE, INC.



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-87020) of D.I.Y. Home Warehouse, Inc. of our report dated March 23, 2001, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers, LLP


Cleveland, Ohio
March 23, 2001